Exhibit 5.1

DLA Piper LLP (US)

4365 Executive Drive

San Diego, California 92121-2133

T 858.677.1400

F 858.677.1401

November 6, 2014

Mast Therapeutics, Inc.

12390 El Camino Real, Suite 150

San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Mast Therapeutics, Inc., a Delaware corporation (the “Company”), of up to an aggregate of 30,941,102 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an additional 13,081,428 shares of Common Stock (the “Pre-Funded Shares”) and warrants (the “Warrants”) to purchase up to an additional 22,011,265 shares of Common Stock (the “Underlying Shares” and, together with the Pre-Funded Shares, the “Warrant Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-179989) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus included therein (the “Prospectus”) as supplemented by the prospectus supplements dated November 5, 2014 and November 6, 2014 filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and Prospectus Supplement, the Pre-Funded Warrants, the Warrants, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, each as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company). With regard to the Warrant Shares, we have assumed that at the time of issuance or sale, a sufficient number of shares of Common Stock are authorized and available for issuance.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly and validly authorized and, when issued and sold pursuant to that certain Underwriting Agreement by and between the Company and Cowen and Company, LLC, dated November 6, 2014, and in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) provided that the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Pre-Funded Warrants, when issued and sold in accordance with the terms of the Pre-Funded Warrants, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in accordance with the terms of the Warrants, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iv) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Pre-Funded Warrants and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)